EXHIBIT 10.3

LOAN NOTE INSTRUMENT
DATED JUNE 16, 2006

Dated    16 June  2006
METAL SANDS LIMITED

LOAN NOTE INSTRUMENT relating to the issue of £2,000,000 Secured Convertible Loan Notes

Osborne Clarke One London Wall London EC2Y 5EB Telephone +44 (0) 20 7105 7000 Fax +44 (0) 20 7105 7005 401997-v1\SYDDMS\FC2

TABLE OF CONTENTS

1	DEFINITIONS AND INTERPRETATION	1
2	AMOUNT AND STATUS OF LOAN NOTES	5
3	INTEREST	5
4	REDEMPTION OF LOAN NOTES	5
5	PREPAYMENT	6
6	DEFAULT EVENTS	6
7	CONVERSION INTO ORDINARY SHARES	7
8	ISSUE OF WARRANTS ON CONVERSION	8
9	TRANSFER	9
10	TRANSMISSION	9
11	CERTIFICATES	9
12	REGISTER OF THE LOAN NOTES	10
13	WARRANTIES AND UNDERTAKINGS	10
14	MEETINGS	12
15	SECURITY	13
16	FURTHER LOAN, SHARE CAPITAL OR DEBT ISSUES	13
17	NO SET-OFF	13
18	AMENDMENT OF INSTRUMENT	13
19	COSTS AND EXPENSES	13
20	THIRD PARTY RIGHTS	14
21	GOVERNING LAW AND JURISDICTION	14
SCHEDULES
Schedule 1	Loan Note Certificate	15
Schedule 2	Provisions as to Registration, Transfer and Other Matters	17
Schedule 3	Provisions for Meetings of the Noteholder	19

i

THIS INSTRUMENT is made by way of Deed Poll on 16 June 2006

BY:	METAL SANDS LIMITED a company registered in England and Wales under company number 5589527 whose registered office is at Minerva House, 5 Montague Close, London SE1 9BB (the “Company”).

RECITALS:

The Company has pursuant to its Articles of Association and by resolution of the board of Directors passed at a duly constituted meeting on the date of execution of this Instrument resolved to create up to £2,000,000 convertible loan notes (the “Loan Notes”) of the Company and has determined to constitute and issue the same on the terms set out below.

TERMS:

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

The following words have these meanings in this Instrument unless a contrary intention appears:

“Admission” means the admission to trading of all Ordinary Shares on the AIM Market of the London Stock Exchange plc (“AIM”) or any other Recognised Investment Exchange approved by the Noteholders accompanied by a Placing becoming effective no later than the Exit Date and “Admitted” shall be construed accordingly;

“Aggregate Nominal Amount” means, in respect of the Loan Notes in issue at any time, the aggregate principal amount of the Loan Notes outstanding at that time;

“Business Day” means a day other than a Saturday or a Sunday on which banks are open for business in London;

“Business Plan” means the agreed form business plan;

“Certificate” means a certificate evidencing title of the Loan Notes, in the form, or substantially the form, set out in Schedule 1;

“Change of Control Event” means a person or group of persons acting in concert (the “Bidder”) making an offer for 50% or more of the issued ordinary shares of the Company and such offer being declared unconditional or the Bidder otherwise acquiring more than or controlling the voting rights attached to 50% or above of the issued Ordinary Shares of the Company;

“Commencement Date” means the date of this Instrument;

“Conversion Notice” means a notice in the form, or substantially the form, set out in Schedule 1;

“Conversion Period” means the period beginning on the Commencement Date and ending on the date upon which an Exit Event occurs;

“Conversion Price” has the meaning given to that term in clause 7.2;

“Debenture” means the debenture granted by the Company to the Noteholder on the date of this Instrument in relation to securing the principal amounts of the Loan Notes;

“Default Event” has the meaning given to that term in clause 6.1;

“Default Interest Rate” means the aggregate of one per cent and the Interest Rate applying from time to time;

“Directors” means the board of directors of the Company from time to time, including any duly appointed committee thereof;

“Exit Date” means 31 December 2006 unless extended by the mutual agreement of the Company and the Noteholders;

“Exit Event” means prior to the Exit Date either:

(a)	an Admission; or

(b)	a Sale;

“Extraordinary Resolution” has the meaning given to that term in paragraph 16 of Schedule 3;

“Group Company” means the Company, any parent company of the Company, and any subsidiary or subsidiary undertakings of the Company or any such parent company, each of its parent undertakings and each of its and their respective subsidiary undertakings;

“Instrument” means this loan note instrument;

“Interest Rate” means ten per cent (10%) per annum up to the Exit Date, and two per cent (2%) per month thereafter;

“Investment Agreement” means the investment agreement in the agreed form between the Company, the Noteholders and the Founders (as defined therein) dated on or about the date of this Instrument;

“Investment Documents” means this Instrument, the Investment Agreement, the Warrant Instrument and the Security Documents;

“Loan Notes” means, as the context requires:

(a)	the secured convertible loan notes of the Company constituted by this Instrument; or

(b)	the amount of the secured convertible loan notes of the Company constituted by this Instrument then issued and outstanding and fully paid up; or

(c)
a specific portion of the secured convertible loan notes of the Company constituted by this Instrument or the principal monies represented by the secured convertible loan notes of the Company constituted by this Instrument;

“Noteholders” means RAB Special Situations (Master) Fund Limited or its successors or transferees entered in the Register as the holders of the Loan Notes;

“Ordinary Shares” means Ordinary Shares of £0.001 each in the capital of the Company;

“Permitted Security” means:

(a)	any security created by the Security Documents or otherwise created in favour of (or for the benefit of) the Noteholder in its capacity as a Noteholder;

(b)	liens arising by operation of law and in the ordinary course of trading;

(c)
security arising out of title retention or set-off provisions in a supplier’s standard conditions of supply of goods where the goods in question are supplied on credit and are acquired by the Company in the ordinary course of trading; and

(d)	any other security to which the Noteholder have given their prior consent by Extraordinary Resolution;

“Placing” means a placing of new Ordinary Shares with institutional investors or public offering of not less than £5,000,000 in aggregate through a prospectus or admission document and accompanying Placing documents co-terminus with Admission;

“Recognised Investment Exchange” has the meaning ascribed to that term in section 285 of the Financial Services and Markets Act 2000 (and, for the avoidance of doubt, shall not include OFEX);

“Redemption Date” means the date which is 18 months from the date of this Instrument;

“Register” means the register of Noteholders maintained by the Company as provided for in Clause 12;

“Registered Office” means the registered office of the Company from time to time;

“Sale” means the sale of the entire issued share capital of the Company on terms approved by the Noteholder, except that the approval of the Noteholder shall not be required where the consideration for such sale is equal to or greater than £40,000,000 to be paid in cash upon completion and where arrangements are established for the distribution of such consideration to the Company’s shareholders and, if not converted prior to such Sale, the repayment of the Aggregate Nominal Amount and all accrued interest;

“Security Documents” means the Debenture and any other document evidencing or creating security over the Company in respect of the obligations of the Company under this Instrument;

“Shares” means new Ordinary Shares;

“VWAP” means the volume weighted average price of Shares following Admission for a particular day determined by dividing the total aggregate value of Shares traded in that particular day by the total aggregate number of Shares traded in that day;

“Warrant Instrument” means the instrument in the agreed form executed by the Company dated on or about the date of this Instrument in respect of the Warrants; and

“Warrants” means the warrants to be issued by the Company to the Noteholder in accordance with Clause 8 each of which shall entitle the Noteholder to acquire one Share in the Company on the conditions set out in the Warrant Instrument.

1.2	Interpretation

In this Instrument, unless the contrary intention appears:

(a)	the singular includes the plural and vice versa and any gender includes the other gender;

(b)	‘person’ includes a firm, a partnership, a body corporate, an unincorporated association or body, a state or agency of state, trust or foundation (whether or not having separate legal personality);

(c)	an obligation:

(i)	in favour of two or more persons is for their benefit jointly and severally; and

(ii)	on the part of two or more persons binds them jointly and severally;

(d)	a reference to:

(i)	a person includes that person’s heirs, executors, administrators, successors, and assigns;

(ii)	a document means that document as amended, replaced or novated;

(iii)	a statute or other law means that statute or other law as amended or replaced, whether before or after the date of this deed and includes regulations and other instruments made under it;

(iv)	a clause or schedule is a reference to a clause or a schedule in this Instrument;

(v)	a thing or an amount includes the whole and each part of it;

(vi)	a month means a calendar month; and

(vii)	a group of persons includes all of the collectively, any two or more collectively and each of them individually;

(e)	where the word ‘including’ or ‘includes’ is used, it is to be taken to be followed by the words: ‘but not limited to’ or ‘but is not limited to’, as the case requires;

(f)	where a period of time is expressed to be calculated from or after a specified day, that day is included in the period;

(g)	“£” denotes the lawful currency of the United Kingdom;

(h)	a reference to “date of redemption” means the date on which all the outstanding principal on all the outstanding Loan Notes is finally paid; and

(i)	any reference to a document being “in the agreed form” means in a form agreed by the Company and by or on behalf of the Noteholders and initialled for the purposes of identification.

1.3	Business Days

If a payment is due, or an event should occur, on a day which is not a Business Day, the date for payment or the occurrence of the event is the next succeeding Business Day.

1.4	Headings

Headings are inserted for convenience and do not affect the interpretation of this Instrument.

2	AMOUNT AND STATUS OF LOAN NOTES

2.1	The Noteholder will not be under any obligation to subscribe for Loan Notes until the Company and the Noteholder have entered into the Investment Agreement on or about the date of this Instrument.

2.2	The aggregate principal amount of the Loan Notes is limited to £2,000,000.

2.3	The Company will issue the Loan Notes for cash at par (being £1.00 per Loan Note) in integral multiples of £1.00.

2.4
Subject to this Instrument and the Schedules the whole of the Loan Notes as and when issued shall rank pari passu equally and rateably without discrimination or preference and as an obligation of the Company.

2.5	No application has been or will be made to any Recognised Investment Exchange for the listing of, or for permission to deal in, the Loan Notes.

2.6
The Company shall pay or reimburse any stamp duty, stamp duty reserve tax or other duties or taxes payable in the United Kingdom in connection with the execution of this Instrument or the constitution, issue, redemption or conversion of the Loan Notes.

3	INTEREST

Accrual of Interest

3.1
Interest on the principal amount of the Loan Notes at the Interest Rate will accrue from day to day (on the basis of a 365 day year), shall be calculated monthly and shall be capitalised quarterly, unless the Noteholder directs that it wishes to be paid accrued interest, in which case interest shall be payable in arrears in accordance with Clause 3.2 below.

3.2	Method of payment of interest

Any accrued interest shall be payable in cash on the redemption of the Loan Notes or, upon the conversion of the Loan Notes, either in cash or by the issue of securities (as selected by the Noteholder) at the Conversion Price into which the Loan Notes convert.

4	REDEMPTION OF LOAN NOTES

4.1
On or after the Exit Date, all Loan Notes not converted are redeemable and any accrued interest shall be paid by the Company if the Noteholder serves a written notice on the Company providing 10 days written notice of the request.

4.2
Subject to Clause 4.3, all Loan Notes not converted or redeemed (in whole or in part) by the Redemption Date and all Loan Notes not converted immediately prior to an Exit Event may be redeemed by the Company and any accrued interest shall be paid by the Company on or after that date, at par by 30 days prior written notice to the Noteholder.

4.3
In order to exercise its rights pursuant to Clause 4.2, the Company must serve upon the Noteholder a notice of the redemption pursuant to clause 4.2. This notice will be irrevocable and be an enforceable undertaking in favour of the Noteholder. The Noteholder may require written evidence that the funds are available to effect payment. The Noteholder may within 28 days of service of such notice serve notice that instead of redemption, it wishes to convert the Loan Notes and any accrued interest.

4.4	All Loan Notes redeemed or converted by the Company pursuant to the terms of this Instrument will be cancelled and will not be available for reissue.

4.5
In the event that any income or other tax is deducted from a payment, the Company will issue to the Noteholder as soon as reasonably practicable a certificate of deduction of tax in respect of the tax deducted or withheld.

4.6	The Aggregate Nominal Amount and any accrued interest shall, for so long as it remains unpaid and unconverted, remain capable of being converted pursuant to Clause 7.

5	PREPAYMENT

5.1	The Company shall not be entitled to pre-pay any or all of the principal without the prior approval of the relevant Noteholders.

5.2
The Company shall immediately notify the Noteholders in writing of a Change of Control Event (the “Notification”) and shall promptly disclose to the Noteholders all reasonably requested information in relation thereto. Within 60 days of receipt of the Notification, the Noteholders shall be entitled by giving notice in writing to the Company to demand immediate repayment of the Aggregate Nominal Amount and any accrued interest held by the Noteholders or the immediate conversion of all outstanding Loan Notes and repayment of any accrued interest.

6	DEFAULT EVENTS

6.1
Without prejudice to Clauses 4 and 5 and subject to Clause 6.2, all outstanding Loan Notes are immediately repayable at par along with any accrued interest on the happening of any of the following events (each a “Default Event”):

(a)
the Company fails to repay any principal on the Loan Notes within 10 days of the due date for redemption or payment thereof (including pursuant to a redemption notice issued by the Company pursuant to Clause 4.2); or

(b)
if an order is made or an effective resolution passed for winding-up of any Group Company (otherwise than for the purposes of or in the course of a solvent re-organisation, reconstruction or amalgamation previously approved by the Noteholder); or

(c)
if an encumbrancer has taken possession of or if a receiver, administrative receiver, liquidator, judicial factor or other similar officer is appointed to take possession of the whole or any material part of the property or undertaking of any Group Company and in any such case is not discharged, withdrawn or removed within 30 days of possession being taken or an appointment being made (excluding any period during which the possession or appointment is being contested in good faith); or

(d)	any administration order or any administration application has been made in respect of any Group Company; or

(e)
if any Group Company (otherwise than in the course of a reorganisation, reconstruction or amalgamation with another company in terms previously approved by the Noteholder) ceases or threatens to cease to carry on its business or a substantial part of its business; or

(f)	any Group Company is deemed to be unable to pay its debts as they fall due or is unable to pay its debts pursuant to or for the purposes of any applicable law; or

(g)
if a material default or breach is made by any Group Company in the performance or observance of any covenant or provisions (other than any covenant for the payment of the principal amount of the Loan Notes) binding on it under the Investment Documents which has a material adverse effect on the Company (to be determined by the Noteholders acting reasonably) and, in the case of any default or breach which is capable of remedy, any Group Company fails to remedy the breach within the period of 20 days after receipt of a written request by the Noteholders; or

(h)
if the security constituted by any mortgage, charge or other security document of any Group Company becomes enforceable as a result of an event of default (other than an event of default arising out of a liability being contested in good faith) and the security holder takes steps to enforce the security; or

(i)	if any warranty given by the Company pursuant to the Investment Documents, proves to have been incorrect in any material respect; or

(j)	if in the reasonable assessment of the Noteholders the Group Company has failed to achieve the agreed financial projections, milestones and/or goals as set out in the Business Plan; or

(k)	if the Debenture becomes enforceable in accordance with its terms.

6.2
The Company will immediately give notice to the Noteholders of the happening of any Default Event upon becoming aware of the same. If any Noteholder shall waive in writing its right to repayment of the Aggregate Nominal Amount and any accrued interest due to it whereupon the Loan Notes held by such Noteholder and any accrued interest due to them shall remain outstanding.

7	CONVERSION INTO ORDINARY SHARES

7.1
Subject to the following provisions of this Clause 7, the Loan Notes (in whole or in multiples of 1,000) and any accrued interest may be converted into Shares at any time during the Conversion Period by a Noteholder serving on the Company a duly completed Conversion Notice. The Conversion Notice shall state the date on which the conversion is to take place which shall not, without the prior agreement with the Company, be sooner than 7 days from the date of the Conversion Notice.

7.2	The Loan Notes shall carry the right to be converted into Shares at a conversion price per share which is the lesser of:

(a)

(i)	fifty per cent (50%) of the price per Share at which the Placing takes place; or

(ii)	if no Placing occurs the average VWAP for a Share for the first ten days after Admission; and

(b)
the price per Share which would result in all Noteholders if they converted all Loan Notes holding 29.9% of the fully diluted share capital of the Company (excluding any Warrants that would be or have been issued to or held by any Noteholders or their nominees) after conversion.

7.3
Shares issued by way of conversion shall be credited as fully paid and shall rank pro rata for dividends or other distributions declared paid or made on or at any time after conversion and shall rank pari passu with any Shares then in issue.

7.4
As soon as reasonably practicable after conversion pursuant to this Clause 7, and in any event not later than 10 days after allotment (but subject to the Company receiving the Certificate representing the Loan Notes so converted) the Company will at the Noteholder’s option either (i) issue a share certificate for the number of Shares to which the Noteholder is entitled free of charge to the Noteholder who has surrendered its Certificate to the Company or (ii) credit the Noteholder’s CREST account at Admission.

7.5
If the Company becomes aware that an Exit Event will occur, it will notify each Noteholder in writing (setting out details of the Exit Event) as soon as practicable and in any event no later than 15 Business Days before the Exit Event and:

(a)	each Noteholder must notify the Company in writing whether it intends to convert any or all of its Loan Notes:

(i)	in the case of Admission, at least 5 Business Days before the date the Company notifies that it will issue an Admission Document; and

(ii)	in the case of a Sale, at least 5 Business Days before the date of completion of the Sale.

(b)
If the Company does not receive a notification in writing from a Noteholder within the period specified above, that Noteholder will be deemed to have irrevocably elected not to convert their Loan Notes.

(c)
In respect of those Loan Notes that Noteholders have confirmed they intend to convert, they shall be deemed to have irrevocably given a Conversion Notice in respect of such Loan Notes, conditional upon the Exit Event occurring, and such Loan Notes shall automatically be converted into Shares immediately before such Exit Event; and

(d)
In respect of those Loan Notes that Noteholders have confirmed they do not intend to convert, the conversion right attaching to such Loan Notes shall cease, conditional upon an Exit Event occurring within 15 Business Days of the date the Noteholder is deemed to have irrevocably elected not to convert their Loan Notes pursuant to clause 7.5(b) above..

8	ISSUE OF WARRANTS ON CONVERSION

Upon the redemption or conversion of the Loan Notes (“Conversion”) pursuant to Clauses 4 and 7 respectively, the Company shall issue to the Noteholder one Warrant for each Share issued to the Noteholder upon Conversion (or if Conversion does not place, one Warrant for each Share that would have been issued if Conversion had occurred).

9	TRANSFER

The Loan Notes are transferable by the Noteholder in accordance with the terms set out in Schedule 2.

10	TRANSMISSION

Any person entitled to a Loan Note by reason of the death, bankruptcy or insolvency of a Noteholder or otherwise by operation of law may be registered as the holder of the Loan Notes of that Noteholder in accordance with the terms set out in Schedule 2.

11	CERTIFICATES

11.1	The Certificates will be in the form or substantially in the form set out in Schedule 1.

11.2	Every sole Noteholder is entitled without charge to receive one Certificate for the Loan Notes held by that Noteholder.

11.3
Joint Noteholders are entitled to only one Certificate in respect of the Loan Notes held jointly by them. Such Certificate will be delivered to the joint holder whose name stands first in the Register in respect of the joint holding or to another person as the joint holders direct in writing.

11.4	The Company is not bound to register more than 4 persons as joint holders of any Loan Notes.

11.5
Where part of a holding of Loan Notes has been transferred, converted or redeemed the Company will issue, free of charge to the relevant Noteholder, a fresh Certificate for the balance of the Loan Notes retained by that Noteholder.

11.6
The Company will recognise the registered holder of any Loan Notes as the absolute owner of the Loan Notes. The Company is not bound to take notice or see to the execution of any trust whether express, implied or constructive to which any Loan Notes may be subject.

11.7
The receipt of the registered holder for the time being of any Loan Notes or in the case of joint registered holders the receipt of any of them for any other monies payable in respect of the Loan Note is a good discharge to the Company, despite any notice it may have, whether express or otherwise, of the right, title, interest or claim of any other person to or in such Loan Notes or monies.

11.8
Every Noteholder, any of whose Loan Notes are due to be redeemed or converted under any of the provisions of this Instrument, shall, not later than the due date for such redemption or conversion, deliver up to the Company (at its Registered Office) the Certificate(s) for the Loan Notes which are due to be redeemed or converted (or an indemnity in lieu thereof in a form acceptable to the Company where such Certificate(s) is lost, defaced or destroyed), in order that the same may be cancelled and, upon such delivery, the Company shall pay the relevant redemption amount to the Noteholder or allot Ordinary Shares to the Noteholder (as the case may be). If any Certificate so delivered includes any Loan Notes which are not to be redeemed or converted at the time at which it is so delivered, the Company shall issue to the Noteholder, without charge, a new Certificate for the balance of such Loan Notes.

11.9
If any Noteholder, any of whose Loan Notes are liable to be redeemed or converted under any of the provisions of this Instrument, shall fail or refuse to deliver up the Certificate(s) for such Loan Notes (or an indemnity in lieu thereof acceptable to the Company where such Certificate(s) is lost, defaced or destroyed) at the time and place fixed for the redemption or conversion of such Loan Notes, then:

(a)
if the Loan Notes are being redeemed for cash, the Company shall set aside the relevant amount due to that Noteholder, pay it into a separate interest-bearing bank account which shall be held by the Company in trust for such Noteholder (but without interest (save as may accrue in such account)) and such setting aside shall be deemed, for all purposes of these conditions, to be a payment to such Noteholder and the Company shall thereby be discharged from all obligations in connection with such Loan Notes. If the Company shall place such amount on deposit at a bank, the Company shall not be responsible for the safe custody of such amount or for any interest accruing on such amount in such account; and

(b)
if the Loan Notes are being converted into Ordinary Shares, the Company shall not be obliged to allot and issue any Ordinary Shares to that Noteholder unless and until the Certificate (or indemnity) is so delivered (but that otherwise for the purposes of this Instrument such Loan Notes shall be deemed to have been converted and cancelled).

12	REGISTER OF THE LOAN NOTES

12.1	The Company will at all times keep at its Registered Office, or at such other place within the UK as the Company may have appointed for the purpose, a register showing:

(a)	the nominal amount of the Loan Notes held by every Noteholder;

(b)	the serial number of each Loan Note issued;

(c)	the date of issue and all subsequent transfers and changes of ownership; and

(d)	the names and addresses of the Noteholder.

12.2	Any Noteholder may at all reasonable times during office hours inspect the Register and take copies of or extracts from the Register.

12.3	The Register may be closed by the Company for such periods and at such times as it thinks fit but not for more than 30 days in any calendar year.

12.4	Any change of name or address on the part of any Noteholder will be notified to the Company and the Register will be altered accordingly.

13	WARRANTIES AND UNDERTAKINGS

13.1	The Company undertakes to each Noteholder that:

(a)	it will perform and observe the obligations imposed on it by this Instrument;

(b)	it will comply with the provisions of the Certificates and the provisions set out in Schedules 2 and 3;

(c)
it shall at all times prior to the conversion or redemption of the Loan Notes in full, keep available for issue sufficient authorised but unissued share capital to satisfy in full the Company’s obligations on conversion of the Loan Notes;

(d)
the Loan Notes are held subject to and with the benefit of the terms and conditions set out in this Instrument and are binding on the Company and the Noteholder and all persons claiming through or under them.

13.2	The Company warrants to each of the Noteholders on the date of this Instrument, and on the date a Noteholder subscribes for Loan Notes, as follows (each a Warranty):

(a)	it is duly incorporated and validly existing under the laws of England and Wales;

(b)	it has the power and authority to enter into this Instrument and to issue the Loan Notes and to exercise its rights and perform its obligations under this Instrument and the Loan Notes;

(c)	it has taken all necessary corporate, shareholder and other action to authorise the execution, delivery and performance of this Instrument and the Loan Notes;

(d)
the obligations expressed to be assumed by it in this Instrument and the Loan Notes are, in each case, legal and valid obligations, binding on it in accordance with the terms of this Instrument and the Loan Notes;

(e)
all consents, licences, approvals, authorisations, waivers, filings and registrations required in connection with the entry into, and performance of, this Instrument and the Loan Notes by it have been obtained and are in full force and effect;

(f)	the Company is not involved in any litigation, arbitration, prosecution or other legal proceedings nor are any such proceedings threatened or pending against the Company or any of its Directors;

(g)
the Company is not insolvent and no order has been made, petitioned, presented or resolution proposed for the appointment of a liquidator, administrator, receiver or similar officer over or in respect of the Company or any of its assets;

(h)
the execution and delivery of this Instrument, and the performance by it of its obligations under this Instrument and the Loan Notes do not, and will not, contravene any law, regulation, official or judicial order or any mortgage, bond or other instrument or document to which it is a party or which is binding on it or any of its assets;

(i)	each of the Group Companies has been duly incorporated, continued or amalgamated and is validly subsisting under the laws of the jurisdictions in which it is incorporated, continued or amalgamated;

(j)
there shall not be any consents, approvals, authorisations, orders or agreements of any stock exchanges, securities commissions or similar authorities, governmental agencies or regulators, courts or any other persons which may be required for the issuance of the Ordinary Shares upon conversion and the delivery of the certificates representing the Ordinary Shares, not obtained and not in effect on the date of delivery of such certificates; and

(k)	upon Conversion of the Loan Notes, the Noteholder will acquire good and marketable title to the relevant Ordinary Shares free of any mortgage, lien, charge encumbrance or adverse interest whatsoever.

13.3	The Company acknowledges that the Noteholders are subscribing for the Loan Notes in reliance on each of the Warranties.

13.4	The Company agrees to notify the Noteholders as soon as reasonably practicable after it becomes aware of any breach of any of the Warranties after the date of this Instrument.

13.5	While any of the Loan Notes remain outstanding, the Company undertakes that it will and will procure that all Group Companies will:

(a)
not make a declaration or distribution of any dividend or distribute any capital or profits to shareholders without offering to the Noteholder the right to early repayment of the Aggregate Nominal Amount;

(b)	amend, repeal, supplement or otherwise change its Memorandum and Articles in any manner;

(c)
not sell, transfer, lease, assign, or otherwise dispose of a material part of the undertaking, property, assets of the Company or of any Group Company, or contract so to do otherwise than in the ordinary and proper course of its business or as part of a Sale;

(d)
not grant any options or warrants or grant to any person the right to be issued with Ordinary Shares excluding bona fide issues of options or warrants to directors or employees under an approved incentive plan without first issuing to the Noteholders a pro rata number of such options or warrants on the same terms;

(e)
not issue any debt convertible into Ordinary Shares without first offering to the Noteholder the option to vary the terms of this Instrument to be consistent with some or all of the terms of the proposed convertible debt (as nominated in its absolute discretion by the Noteholder).

13.6	Limitations on Warranties

13.6.1
The Company shall not be liable in respect of any and all claims for any breach of Warranties (a “Relevant Claim”) unless written notice, setting forth in reasonable detail the Relevant Claim and delivered pursuant to the Company, shall have been given on or before an Exit Event (provided that each Noteholder is given 14 Business Days notice of the Exit Event and at the same time received the Admission Document, Information Memorandum or other relevant information in relation the Exit Event).

13.6.2	The limitations on the Company’s liability in this clause 13.6 shall not apply to the extent that a Relevant Claim arises out of a Company fraud, wilful non-disclosure or knowing omission.

13.6.3	No liability of the Company in respect of any claim for breach of any Warranty shall arise to the extent that:

(a)
it arises or is increased as a result of the passing of any legislation (or the making of any subordinate legislation) with retrospective effect, or by reason of any change to taxation authority practice, occurring after the date the Warranty is given; or

(b)	the claim arises wholly or partly out of or is increased by a contingent liability unless and until such contingent liability becomes an actual liability; or

(c)	the claim arises out of or is increased by any change in the law or its interpretation or administration or any change in the practice of any authority arising after the date the Warranty is given; or

(d)
the matter giving rise to the claim is remediable unless within 60 days of Noteholders having become aware of such matter, Noteholders have given written notice to the Company and such matter has not been fully remedied by the Company without cost to Noteholders within 30 days of the service of such notice; or

(e)	any matter giving rise to the claim is fairly disclosed in the Disclosure Letter, this Instrument or the Agreed Form documents set out in Schedule 6 of the Investment Agreement.

13.6.4
Save in the case of fraud, wilful non-disclosure or any knowing omission the aggregate amount that the Noteholder shall be entitled to recover from the Company under the Warranties shall be limited to the amount subscribed by the subscribers for the Loan Notes and the Noteholders shall not be entitled to recover any indirect or consequential loss.

14	MEETINGS

Meetings of Noteholder will be conducted in accordance with the provisions of Schedule 3.

15	SECURITY

The obligations of the Company under this Instrument shall be secured by the Debenture.

16	FURTHER LOAN, SHARE CAPITAL OR DEBT ISSUES

16.1
The Company undertakes that it will not and will procure that no Group Company shall create any security over the Company’s assets or undertakings other than Permitted Security, in any case without the prior approval of the Noteholder given by Extraordinary Resolution of the Noteholder.

16.2
In the event that the Company issues any other debt, convertible into Shares prior to or at Admission then RAB shall be entitled, at its option, to vary some or all of the terms of the Loan Notes to accord with some or all of the terms of the new convertible debt.

17	NO SET-OFF

Payments of principal under this Instrument will be paid by the Company to the Noteholder without regard to any set-off, cross-claim or equities between the Company and any Noteholder.

18	AMENDMENT OF INSTRUMENT

This Instrument may only be amended with the written consent of the Company and the prior approval of the Noteholder given by an Extraordinary Resolution of the Noteholder.

19	COSTS AND EXPENSES

19.1
The Company shall reimburse the Noteholder and in respect of all expenses, including, without limitation, legal fees (and any value added or similar tax thereon) incurred by the Noteholder in connection with the negotiation and execution of this Instrument any actual or proposed amendment or extension of, or any waiver or consent under, or the enforcement or preservation of any of their respective rights under this Instrument, or any of the documents referred to herein.

19.2
The amounts payable under Clause 19.1 shall carry interest at the Default Interest Rate (as well after as before any judgment) from the dates on which they were paid, incurred or charged by a Noteholder. All such interest shall be compounded at the end of such period or periods as the Noteholder may select.

20	THIRD PARTY RIGHTS

A person (other than a Noteholder) shall have no right under this Contract (Rights of Third Parties) Act 1999 to enforce any term of this Instrument.

21	GOVERNING LAW AND JURISDICTION

21.1	Governing law

This Instrument is governed by the law of England and Wales.

21.2	Jurisdiction
Each party irrevocably submits to the exclusive jurisdiction of the courts of England and Wales as regards any claim, dispute or matter arising out of or in connection with this Instrument.

22	DURATION OF OBLIGATIONS

The provisions of this Agreement shall remain in full force and effect until such time as all the Loan Notes are converted or redeemed in accordance with this Instrument whereupon the obligations and rights of the parties shall forthwith cease and determine.

EXECUTED and DELIVERED as a deed on the day and year set out above.

SCHEDULES

Schedule 1

Loan Note Certificate

No. of Certificate ....................... Amount of Loan Notes £…………………

METAL SANDS LIMITED
(“the Company”)
(Registered in England and Wales under number 5589527)

[Insert number] Secured
Convertible Loan Notes

This Loan Note is issued under the authority of the Memorandum and Articles of Association of the Company and pursuant to a Resolution of the Board of Directors of the Company passed on                     2006 and a Loan Note Instrument dated                       2006 (the “Instrument”).

Name and Address(es) of Noteholder:  ●

Amount of Loan Notes:   £●

Registration Date:    ● 2006

THIS IS TO CERTIFY THAT the above Noteholder is the registered holder of the amount shown above of Secured Convertible Loan Notes constituted by the Instrument. The Loan Notes are issued subject to and with the benefit of the provisions contained in the Instrument.

EXECUTED as a DEED		Director
for and on behalf of	)
METAL SANDS LIMITED	)	Director /Secretary
by:	)

NOTES

1
No transfer or conversion of the whole or any part of the Loan Notes represented by this Certificate can be registered or a new Certificate issued unless accompanied by this Certificate (or a certificate of indemnity in a form approved by the Directors).

2	Transfers of Loan Notes should be lodged for registration with the Company at its Registered Office.

CONVERSION NOTICE

To: METAL SANDS LIMITED

I/We being the registered holder(s) of the Loan Notes represented by this Certificate give notice requiring the conversion on [               ]* of the whole/£● [               ]** of the principal amount of the Loan Notes in accordance with the provisions contained in the Instrument and as identified below.

Conversion Date:  ___________________________

I/We authorise the despatch of a share certificate for the Ordinary Shares (and a new Loan Note Certificate) in respect of the balance of any of the principal amount which is now payable in respect of the Loan Notes upon which this Notice is endorsed) by ordinary post at my/our risk to

[                                                      ] at [                                                                                 ] +

Name ................................................................. Signed ....................................................... ++
Address .................................................................................................................................
............................................................................ Dated .........................................................

Name ................................................................. Signed ...................................................... ++
Address ................................................................................................................................
............................................................................ Dated ........................................................

Name ................................................................. Signed ...................................................... ++
Address ................................................................................................................................
............................................................................ Dated ........................................................

Name ................................................................. Signed ......................................................
................................................................................................................................................
............................................................................ Dated ........................................................

*	Insert date on which conversion will occur.

**
If no amount is inserted, the whole of the principal amount of the Loan Notes held by the Noteholder will be converted. If no redemption of all Loan Notes, must be a minimum amount and integral multiples of £1,000.

+	If no name or address is inserted, the share certificate will be despatched to the registered address of the first named Noteholder.

++
In the case of joint Noteholder, all Noteholder must sign. In the case of corporate Noteholder this Notice must be signed by a Director or Secretary or duly authorised representative of the Noteholder.

Schedule 2

Provisions as to Registration, Transfer and Other Matters

1
The Company will recognise the registered holder of any Loan Notes as the absolute owner of the Loan Notes. The Company is not bound to take notice or see to the execution of any trust whether express, implied or constructive to which any Loan Notes may be subject.

2
The receipt of the registered holder for the time being of any Loan Notes or in the case of joint registered holders the receipt of any of them for any other monies payable in respect of the Loan Note is a good discharge to the Company, despite any notice it may have whether express or otherwise of the right, title, interest or claim of any other person to or in such Loan Notes or monies.

3
The Loan Notes are transferable by written instrument in any usual or common form (or in such other form as the Directors may approve) in minimum amount and multiple integrals of £1,000 or the whole of a Noteholder’s holding of Loan Notes. Subject to compliance with the terms of the Loan Notes, the Directors are bound to approve and arrange registration of a transfer of Loan Notes pursuant to this paragraph 3.

4
Every instrument of transfer accompanied by the Certificate for the Loan Notes to be transferred must be left for registration with the Company at its Registered Office and every transfer will be processed in a manner approved by the Directors.

5
Every instrument of transfer must be signed by the transferor. The transferor is deemed to remain the owner of the Loan Notes to be transferred until the name of the transferee is entered in the Register.

6	No fee may be charged for the registration of any transfer or for the registration of any other document relating to or affecting the title to any Loan Notes.

7	No transfer of Loan Notes may be registered in respect of which a Conversion Notice has been given.

8	In the case of death of a registered holder of Loan Notes, the only persons recognised by the Company as having any title to such Loan Notes are:

(a)	the executors or administrators of a deceased sole registered holder of Loan Notes; or

(b)	the survivor(s) of a joint registered holder of Loan Notes.

9
Any person becoming entitled to Loan Notes as a result of the death or bankruptcy of a holder of Loan Notes or of any other event giving rise to the transmission of such Loan Notes by operation of law may, upon producing such evidence as reasonably required by the Directors of the Company, be registered as the holder of such Loan Notes.

10	Any principal or other monies payable in respect of the Loan Notes may be paid by cheque or warrant sent through the post at the risk of the holder to:

(a)	the registered address of the holder; or

(b)	in the case of joint registered holders, to the registered address of the first joint registered holder named on the Register; or

(c)	to such person and to such address as the registered holder or the joint registered holders may direct in writing.

Every such cheque or warrant must be made payable to the person to whom it is sent and payment of the cheque or warrant by the bank upon which it is drawn is a satisfaction of the monies being paid.

11
If any Certificate is defaced, lost or destroyed it may be replaced on such terms (if any) as to evidence and indemnity as the Directors reasonably require. In the case of defacement the defaced Loan Note must be surrendered before the new Certificate is issued.

12
Any notice or other communication to be given under this Instrument must be in writing and will be served by delivering it personally or sending it by pre-paid recorded delivery or registered post or by facsimile to the address and for the attention of the relevant party set out below (or as otherwise notified by that party). Any notice will be deemed to have been received:

(a)	if delivered personally, at the time of delivery;

(b)	in the case of pre-paid recorded delivery or registered post, 48 hours from the date of posting;

(c)	in the case of registered airmail within 3 Business Days of the date of posting; and

(d)	in the case of fax, at the time of transmission.

If deemed receipt occurs before 9am on a Business Day the notice is deemed to have been received at 9am on that day and if deemed receipt occurs after 5pm, the notice is deemed to have been received at 9am on the next Business Day.

The addresses and facsimile numbers of the parties for the purposes of the Instrument are as set out in the Register from time to time or such other address or facsimile number as may be notified in writing from time to time by the relevant party to the other party.

Schedule 3

Provisions for Meetings of the Noteholder

1
The Company may at any time, and will upon a written request signed by the registered holders of not less than 10% in nominal value of the Loan Notes for the time being outstanding, convene a meeting of the Noteholder by giving at least 14, and not more than 21, days notice and specifying the place, day and hour of the meeting. Any such notice will specify the general nature of the business to be transacted at the meeting convened but, except in the case of a resolution to be proposed as an Extraordinary Resolution, it is not necessary to specify the terms of any resolutions to be proposed. The non-receipt of notice or the accidental omission to give notice to any Noteholder does not invalidate any resolution passed at any such meeting.

2
In the case of a meeting convened by the Company, a Noteholder nominated by the Company is entitled to take the chair at every such meeting and, in the case of a meeting convened by the Noteholder, the Noteholder present will choose one of their number to be Chairman. The Directors and officers of the Company and any other person authorised in that behalf by the Directors may attend any such meeting and speak but not vote.

3
At any such meeting convened, at least 2 persons (at least one of which shall be or be a proxy for the Majority Shareholder) holding or representing by proxy greater than 50% in nominal amount of the Loan Notes for the time being outstanding and the form a quorum. No business (other than the choosing of a Chairman) may be transacted at any meeting unless the requisite quorum is present at the commencement of business.

4
If within 15 minutes from the time appointed for any meeting of the Noteholder a quorum is not present the meeting, if convened upon the requisition of the Noteholder will be dissolved. In any other case it will stand adjourned to such day and time (being not less than 14 days or more than 21 days later) and to such place as may be appointed by the Chairman. At such adjourned meeting the Noteholder present in person or by proxy and entitled to vote whatever the principal amount of the Loan Notes held by them form a quorum provided that at least 7 days notice was given of such adjourned meeting. The notice must state that the Noteholder or Noteholder present in person or by proxy at the adjourned meeting will form a quorum.

5	Every question submitted to a meeting of Noteholder is decided in the first instance on a show of hands.

6
At any meeting of Noteholder (unless a poll is demanded by the Chairman or by one or more Noteholder present in person or by proxy and holding or representing in the aggregate not less than 5% in principal amount of the Loan Notes then outstanding) a declaration by the Chairman that a resolution has been carried, or carried by a particular majority, is conclusive evidence of the fact.

7
If at any is meeting a poll is demanded it will be taken in such manner and either at once or after such adjournment as the Chairman directs and the result of such poll is deemed to be the resolution of the meeting at which the poll was demanded.

8	Any poll demanded at any meeting on the election of a Chairman or on any question of adjournment must be taken at the meeting without adjournment.

9
The registered holders of any of the Loan Notes or in the case of joint holders any of them are entitled to vote in respect of such Loan Notes either in person or by proxy and in the latter case as if such joint holder were solely entitled to such Loan Notes. If more than one joint holder is present at any meeting either personally or by proxy the vote of the senior who tenders a vote (seniority being determined by the order in which the joint holders are named in the register) will be accepted to the exclusion of the votes of the other joint holders.

10	Every instrument appointing a proxy must be:

(a)	in writing signed by the appointer or their attorney or in the case of a corporation by a director, secretary or authorised representative of the corporation; and

(b)	in any usual or common form or in such other form as the Directors approve.

11
Such instrument of proxy, unless the contrary is stated, is valid as well for an adjournment of the meeting as for the meeting to which it relates and need not be witnessed. A proxy need not be a Noteholder.

12
The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed (or a certified copy of such power of attorney or authority) must be deposited at the Registered Office of the Company at least 48 hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, in default of which the instrument of proxy is invalid. A vote given in accordance with the terms of an instrument appointing a proxy is valid despite the death or insanity of the principal or revocation of the instrument of proxy or of the authority under which the instrument of proxy is given or transfer of the Loan Notes in respect of which it is given unless previous written notice of such death, insanity, revocation or transfer has been received at the Registered Office.

13
On a show of hands every Noteholder who (being an individual) is present in person or (being a corporation) is present by a representative has one vote and on a poll every Noteholder present in person or by proxy has one vote for every £1.00 nominal amount of the Loan Notes (rounded down to the nearest pound) of which they are the holder.

14	Subject to clauses 11.1 (Certificates) and 18 (Amendment of Instrument) of the Instrument a meeting of the Noteholder may by Extraordinary Resolution and with the consent of the Company:

(a)	sanction any modification or compromise in any respect of:

(i)	the provisions of the Instrument; or

(ii)	the rights of the Noteholder as Noteholder against the Company, whether such rights arise under the Instrument or otherwise; or

(iii)	postponing or advancing the time for the payment of the principal moneys in respect of the Loan Notes; or

(iv)	the exchange of Loan Notes for other securities of the Company or any other company formed or to be formed; and

(b)	may assent to any modification proposed by the Company to the provisions contained in the Instrument.

15
Subject to clauses 11.1 (Certificates) and 18 (Amendment of Instrument) of the Instrument an Extraordinary Resolution is binding upon all the Noteholder whether present or not present at such meeting and each of the Noteholder is bound to give effect to any such Extraordinary Resolution. The passing of any such resolution is conclusive evidence that the circumstances justify the passing of such resolution.

16	The expression “Extraordinary Resolution” means a resolution passed:

(a)	at a meeting of the Noteholder convened and held in accordance with these provisions; and

(b)
by a majority consisting of not less than 75% of the persons present and entitled to vote, voting upon a show of hands or if a poll is demanded then by a majority consisting of not less than 75% of the votes given on such poll.

17
Subject to clauses 11.1 (Certificates) and 18 (Amendment of Instrument) of the Instrument a written resolution signed by the holders of 90% in principal nominal amount of the Loan Notes for the time being outstanding who are entitled to receive notice of meetings in accordance with these provisions is valid and effective as an Extraordinary Resolution. Such written resolution may be contained in one document or in counterparts.

18
Any Noteholder or their proxy may validly participate in a meeting of the Noteholder by conference telephone or other form of communication equipment if all persons participating in the meeting are able to hear and speak to each other throughout the meeting. A person so participating is deemed to be present in person at the meeting and is counted in a quorum and is entitled to vote. Such a meeting is deemed to take place where the largest group of those participating is assembled or, if there is no group which is larger than any other group, where the chairman of the meeting is.

19
Minutes of all resolutions and proceedings at every meeting will be made and entered in books provided by the Company. Any such Minutes purporting to be signed by the Chairman of the meeting at which such resolutions were passed or proceedings held or by the Chairman of the next succeeding meeting of the Noteholder is conclusive evidence of the matters contained in such minutes and until the contrary is proved. Every such meeting in respect of the proceedings of which Minutes have been signed is deemed to have been duly convened and held and all resolutions passed to have been duly passed.

EXECUTED and DELIVERED as a deed
for and on behalf of
METAL SANDS LIMITED
by:

/s/ Trevor Jones	Director

/s/ Alan Jowell	Director